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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                February 14, 2001


                                 Mail.com, Inc.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                          000-26371                  13-3787073
(State or other jurisdiction of      (Commission File Number)        (I.R.S. Employer
        incorporation)                                             Identification No.)


                             11 Broadway, 6th Floor
                               New York, NY 10004
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                    (Address of principal executive offices)



Registrant's telephone number, including area code                (212) 425-4200



                                       N/A
 -------------------------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report



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ITEM 5.  OTHER EVENTS

Note Exchange
-------------

         Mail.com, Inc. ("Mail.com") announced that it has entered into an additional note exchange agreement (the "Note Exchange Agreement"). Under the terms of the agreement, Mail.com will issue $4,950,000 principal amount of a new series of 10% Senior Convertible Notes due January 8, 2006 (the "Exchange Notes") and 1,420,714 shares of Mail.com Class A common stock (the "Exchange Shares") in exchange for the cancellation of $21,375,000 principal amount of its 7% Convertible Subordinated Notes due February 1, 2005 (the "Subordinated Notes"). The completion of the note exchange is subject to compliance with applicable NASDAQ stock market rules.

         The transaction will be implemented in two steps. Initially, the full $21,375,000 of the Subordinated Notes will be exchanged for $7,481,250 principal amount of the Exchange Notes. Upon effectiveness of a registration statement relating to the shares of Mail.com Class A common stock issuable upon conversion of the Exchange Notes and the Exchange Shares, $2,531,250 in principal amount of the Exchange Notes will be exchanged for the Exchange Shares, leaving $4,950,000 in principal amount of the Exchange Notes outstanding.

         The Exchange Notes are joint and several obligations of Mail.com and its subsidiaries Mail.com Business Messaging Services, Inc. and The Allegro Group, Inc. (collectively, the "Companies").

         The Exchange Notes bear interest semi-annually at the rate of 10% per annum. One half of each interest payment is payable in cash and one half is payable in shares of Mail.com Class A common stock, par value $.01 per share ("Class A common stock"), until 18 months after the date of issuance of the Exchange Notes. Thereafter, one half of each interest payment may be paid in shares of Class A common stock at the option of the Companies. For purposes of determining the number of shares issuable upon payment of interest in shares of Class A common stock, such shares will be deemed to have a value equal to the applicable conversion price at the time of payment.

         Each of the Exchange Notes is convertible at any time at the option of the holder into Class A common stock at an initial conversion price equal to $1.80 per share. The conversion price is subject to anti-dilution adjustments. In addition, from and after the completion of the exchange of Exchange Notes for the Exchange Shares, the conversion price will be subject to reduction to $1.50 per share if Mail.com's Class A common stock trades at less than $1.50 for at least five consecutive trading days at any time after the date of the Note Exchange Agreement. The Exchange Notes are non-callable for three years except under certain conditions.

         The Companies may, at their option, prepay the Exchange Notes, in whole or in part, at any time (i) on or after the third anniversary of the closing date of the financing, (ii) if the closing price of the Class A common stock on the NASDAQ stock market, or other securities market on which the Class A common stock is then traded, is at or above $5.00 per share (such amount to be appropriately adjusted in the event of a stock split, stock dividend, stock combination or recapitalization or similar event having a similar effect) for 30 consecutive trading days or (iii) Mail.com desires to effect a merger, consolidation or sale of all or substantially all of its assets in a manner that is prohibited by the Note Purchase Agreement between Mail.com and the initial purchasers of the Exchange Notes (the "Note Purchase Agreement") and the holders of the Exchange Notes fail to consent to a waiver of such prohibition to permit such merger, consolidation or sale.

         The Note Exchange Agreement contains certain customary covenants and events of default, including certain limitations on the ability of the Companies to incur additional indebtedness and additional liens on its assets.

         The Exchange Notes are unsecured.

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         Mail.com granted shelf and piggyback resale registration rights to the holders of the Exchange Notes with respect to the Exchange Shares, the shares of Class A common stock issuable upon conversion of the Exchange Notes or in payment of interest on the Exchange Notes pursuant to a Registration Rights Agreement. If the registration statement filed in connection with a shelf demand registration under the Registration Rights Agreement shall not become effective on or before 120 days after the closing date of the issuance of the Exchange Notes, other than by reason of a material misstatement or omission or alleged misstatement or omission with respect to information furnished by the holders of registrable securities under the registration statement for use in the registration statement or prospectus contained therein, then Mail.com shall pay to each such holder an amount equal to 1% per month (2% per month if the registration statement has not become effective initially on or before 240 days after the closing date of the issuance of the Exchange Notes) of the principal amount of the Exchange Notes held by such holder (pro rated for partial months) from such 120th day or 240th day, as applicable, until the registration statement becomes effective or until the second anniversary of the issuance of the Exchange Notes.

            A copy of the Note Exchange Agreement and the Registration Rights Agreement are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

India.com Bridge Funding and Amendment Agreement
------------------------------------------------

         Mail.com has entered into a Bridge Funding and Amendment Agreement (the "Bridge Funding Agreement"). Under the Bridge Funding Agreement, Mail.com may borrow up to $5 million from its majority-owned subsidiary India.com pursuant to a bridge note (the "Bridge Note"). Under the Bridge Funding Agreement, Mail.com committed to issue to India.com warrants to purchase 200,000 shares of Mail.com's Class A common stock in consideration of the commitment under the Bridge Funding Agreement. In addition, India.com will be entitled to receive warrants to purchase an additional 160,000 shares of Mail.com Class A common stock for each $1 million drawn down by Mail.com under the Bridge Funding Agreement.

         If drawn upon, any outstanding amounts must be repaid on or before 120 days after the initial advance of funds and out of the proceeds of certain other fundings of the Company. Advances under the Bridge Note will bear interest at the rate of 10% per annum. If payments are not made on the Bridge Note when due, the Bridge Note bears additional interest at the rate of 1% per month and warrants to purchase additional shares of Mail.com Class A common stock at the rate of 100,000 shares per month until the payment is made. Obligations under the Bridge Note will be secured by Mail.com's shares of India.com.

         The initial 200,000 Warrants committed to be issued in connection with the Bridge Funding Agreement have an exercise price of $1.30 per share. Any additional Warrants issued pursuant to the Bridge Funding Agreement as described above will have an exercise price based upon the market price of the underlying Mail.com Class A common stock around the time such Warrants are issued. The number of shares issuable upon exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for stock splits, stock dividends, stock combinations and reclassifications. The exercise price for all of the Warrants may be paid in cash or by exchanging Warrants to purchase a number of underlying shares having an aggregate value based on the market price around the time of exercise equal to the exercise price. All of the Warrants expire February 2, 2004.

         In consideration of the commitments under the Bridge Funding Agreement, Mail.com agreed to reduce the minimum price at which the holders of shares of Series A Convertible Exchangeable Preferred Stock of India.com (the "India Preferred Stock") may exchange such shares for Mail.com Class A common stock. Under the Exchange Agreement dated September 13, 2000, the holders of India Preferred Stock have a one-time right during the sixty day period commencing September 13, 2001 to exchange shares of India Preferred Stock for Mail.com Class A common stock based on the original purchase price for the India Preferred Stock divided by the market price of Mail.com stock on September 13, 2001, subject to a floor on the exchange price of $4.50 and a cap of $6.00. The aggregate original purchase price for the India Preferred Stock was $14.25 million. In consideration of the Bridge Funding Agreement, the period during which the one-time exchange right may be exercised was changed from the 60 day period immediately after September 13, 2001 to the 60 day period immediately after December 31, 2001. In addition, the floor price at which shares of Mail.com Class A common stock may be issued upon the exchange was reduced from $4.50 per share to $3.00 per share immediately and will be further reduced to $1.30 per share for a percentage of the total number of shares of India Preferred Stock that is equal to the percentage of the Bridge Note drawn down.

         A copy of each of the Bridge Funding Agreement and the Amendment to the Pledge Agreement effecting the pledge securing the Bridge Notes are filed herewith as Exhibits 99.3 and 99.4 and are incorporated herein by reference. The form of Bridge Notes and Warrants to be issued pursuant to the Bridge Funding Agreement are attached as exhibits to the Bridge Funding Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         Exhibit 99.1 Note Exchange Agreement dated as of February 14, 2001, by and among Mail.com, Inc., Mail.com Business Messaging Services, Inc., The Allegro Group, Inc. and the purchasers listed therein.*

         Exhibit 99.2 Registration Rights Agreement dated as of February 14, 2001, by and among Mail.com, Inc. and the holders of Exchange Notes listed therein.

         Exhibit 99.3 Bridge Funding and Amendment Agreement by and among India.com, Inc., Mail.com, Inc. and the holders of India.com, Inc. Preferred Stock signatories thereto, together with the Forms of Bridge Notes and Warrants issuable pursuant thereto attached as Exhibits thereto.

         Exhibit 99.4 Amendment No. 1 to Pledge Agreement by and among India.com, Inc., Mail.com, Inc., the collateral agent thereunder and the other parties thereto.

* Disclosure schedules and other attachments to the Note Exchange Agreement are omitted, but will be furnished supplementally to the Commission upon request.



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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 26, 2001


                                                   MAIL.COM, INC.


                                                   By: s/Thomas Murawski
                                                       -----------------------
                                                       Thomas Murawski
                                                       Chief Executive Officer




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                                  Exhibit Index


         Exhibit 99.1 Note Exchange Agreement dated as of February 14, 2001, by and among Mail.com, Inc., Mail.com Business Messaging Services, Inc., The Allegro Group, Inc. and the purchasers listed therein.*

         Exhibit 99.2 Registration Rights Agreement dated as of February 14, 2001, by and among Mail.com, Inc. and the holders of Exchange Notes listed therein.

         Exhibit 99.3 Bridge Funding and Amendment Agreement by and among India.com, Inc., Mail.com, Inc. and the holders of India.com, Inc. Preferred Stock signatories thereto, together with the Forms of Bridge Notes and Warrants issuable pursuant thereto attached as Exhibits thereto.

         Exhibit 99.4 Amendment No. 1 to Pledge Agreement by and among India.com, Inc., Mail.com, Inc., the collateral agent thereunder and the other parties thereto.

* Disclosure schedules and other attachments to the Note Exchange Agreement are omitted, but will be furnished supplementally to the Commission upon request.